UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2012

SCIENTIFIC LEARNING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-24547	94-3234458
(Commission File No.)	(IRS Employer Identification No.)

300 Frank Ogawa Plaza, Suite 600
Oakland, CA  94612
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (510) 444-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 11, 2012, Scientific Learning Corporation (the “Company”) received a letter from the NASDAQ Stock Market (Nasdaq) that the Company is no longer in compliance with Marketplace Rule 5450(b)(2)(A), which requires that the market value of the Company’s Common Stock be at least $50,000,000.   As provided in the Nasdaq rules, the Company has 180 calendar days, or until October 8, 2012, to regain compliance.  In order to regain compliance in this period, the market value of the Company’s common stock must be $50,000,000 or more for a minimum of 10 consecutive business days.

The Company may apply to transfer its securities to the Nasdaq Capital Market.  If the Company does not apply to transfer its securities to the Nasdaq Capital Market or regain compliance by October 8, 2012, the Nasdaq staff will issue a notification of delisting.  The Company then has the right to appeal that decision to a Nasdaq Listing Qualifications Panel.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Scientific Learning Corporation

Date: April 16, 2012	By:	/s/ Linda L. Carloni
Title: Vice President and General Counsel

2.